UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Financial Advisor:

We would like to remind you of the upcoming 2011 Annual Meeting of Stockholders of Dividend Capital Total Realty Trust Inc., scheduled for 1:30 p.m. Mountain Daylight Time on Wednesday, June 22, 2011 at The Grand Hyatt, Castle Peak Room, 1750 Welton Street, Denver, CO 80202. The Company’s 2010 Annual Report and proxy materials were mailed on or about April 29, 2011 to stockholders who owned shares in the Company as of the close of business on April 22, 2011, to obtain the stockholders’ vote on proposals to elect four directors to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualify, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011, to amend the Company’s charter to include a provision that would require any person making a “ mini-tender” offer to comply with the requirements set forth in Regulation 14D of the Securities Exchange Act of 1934, and any other business that may properly come before the Annual Meeting. The Company’ s Board of Directors has unanimously approved the proposals and recommends a vote in favor of them.

The Annual Meeting cannot be held unless stockholders holding at least 50% of the Company’ s shares (a quorum) either attend the Annual Meeting or authorize their vote by proxy. If the Company does not receive enough responses to represent a quorum, the Company is required to incur the time and expense associated with additional mailings and reconvening the Annual Meeting. We are writing you to encourage your clients who are stockholders to vote, if they have not already done so, using one of the following options:

Vote by Touch-Tone Phone at 1-866-977-7699*

Please have stockholders call the toll-free number above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting, stockholders will need their control number, which is located on their proxy voting card originally sent to them.

Vote by Internet*

Please have stockholders visit www.eproxy.com/trt and follow the online instructions. Please note that for Internet voting, stockholders will need their control number, which is located on their proxy voting card, and the last four digits of the primary stockholder’ s social security number or tax identification number originally sent to them.

Vote by Mail

Please have stockholders mail their signed proxy voting card(s) in the postage-paid envelope originally sent to them.

*	FOR TELEPHONE AND INTERNET VOTING, STOCKHOLDER VOTES MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON JUNE 21, 2011 TO BE COUNTED FOR THE ANNUAL MEETING.

If your clients have already voted, please thank them for their response. If you or your clients have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-888-306-0353. In addition, all proxy materials are conveniently available online at www.eproxy.com/trt.

We appreciate your continued interest and support of the Company and encourage you to urge your clients who are stockholders to vote today.

Sincerely,

Guy Arnold

President